UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS

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                                         :
In re:                                   : Chapter 11
                                         :
WHITCO COMPANY, L.P.,                    : Case No. 06-40721-RFN-11
                                         :
              Debtor.                    : Hearing Date: April 24, 2006
                                         : Hearing Time: 2:00 p.m.
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            ORDER AUTHORIZING ASSUMPTION AND ASSIGNMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

      THIS MATTER having come before the Court upon the Motion of the Debtor, Whitco Company, L.P. (the "Debtor") for an Order (1) authorizing sale of assets free and clear of liens, claims and encumbrances under Section 363 of the Bankruptcy Code; (2) approving terms for submission of competing offers and auction procedures; (3) authorizing assumption and assignment of certain executory contracts and unexpired leases pursuant to Section 365 of the Bankruptcy Code; (4) authorizing rejection of certain executory contracts and unexpired leases; (5) approving the proposed asset purchase agreement, and (6) alternatively, granting stay relief to Laurus Master Fund, Ltd. ("Laurus") (the "Motion to Sell");(1) and the Court having considered the request to assume and assign executory contracts and unexpired leases made in the Motion to Sell, and the oppositions filed with respect thereto, together with the arguments and evidence presented by counsel on the hearing date of the Motion to Sell; and the Court having approved the sale of the Debtor's assets; the Court hereby makes the following ORDER with respect to the assumption and assignment of executory contracts and unexpired leases in connection with the sale:

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(1)   All defined terms not defined herein are as defined in the Assumption and
      Assignment Motion.

      1. The request to assume and assign executory contracts and unexpired leases made in the Motion to Sell is APPROVED subject to the conditions set forth in this Order.

      2. The Debtor is authorized to assume and assign to the Buyer the executory contracts and unexpired leases identified on Exhibit "A" attached hereto.

      3. Exhibit "A" attached hereto sets forth the Cure Amounts alleged by the Debtor which Cure Amounts are to be paid by the Buyer pursuant to the terms of the Asset Purchase Agreement (the "APA") approved in the Order of the Court regarding the Motion to Sell.

      4. Any party to an executory contract or unexpired lease assumed by the Debtor and assigned pursuant to the APA shall be required to file an objection, if any to (i) the Cure Amounts as set forth on Exhibit "A" hereto or (ii) to adequate assurance of future performance under the contracts, on or before ten (10) business days from the date of entry of this Order, failing which any such objection shall be precluded and such cure amounts and the assumption and assignment of the subject contracts shall be deemed fully and finally approved by the Court.

      5. If no objections to this Order, the Cure Amounts or adequate assurance of future performance are timely filed, the Buyer shall pay the Cure Amounts set forth in Exhibit "A" attached hereto upon the eleventh business day after entry of this Order, or within a reasonable period of time thereafter.

      6. For any executory contract or unexpired lease proposed to be assumed for which an objection to this Order, the Cure Amount or adequate assurance of future performance is filed, the Buyer may decline to accept assignment of such unexpired lease or executory contract, in which event the assumption of such contract will be denied.

      7. If the Buyer opts to accept assignment of the executory contract or unexpired lease which is the subject of an objection, the Buyer shall pay any undisputed Cure Amount upon the eleventh business day after the entry of this Order, or within a reasonable period of time thereafter, without waiver of any rights to oppose the objection. The resolution of any objection will be the subject of a further Order of the Court, which will set forth the rights and obligations of the Buyer and the parties to the executory contract or unexpired lease at issue.

      8. This Order shall be served upon all counter-parties to executory contracts listed on Exhibit "A" hereto and upon their counsel of record if counsel has appeared in this Case on such parties' behalf, by overnight mail postage pre-paid, within 24 hours of the entry of this Order.

      9. This Court shall retain jurisdiction with respect to any disputes regarding the assumption and assignment of executory contracts and unexpired leases, Cure Amounts, adequate assurance of future performance, or other objections to this Order, or the Order approving the sale of the Debtor's assets.

                              ### END OF ORDER ###